Exhibit 10.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of March 27, 2023, and effective as of January 1, 2022 (the “Effective Date”), by and between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and ALLAKOS INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of December 4, 2019, as amended by that certain First Amendment to Lease dated as of November 15, 2022 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 98,133 rentable square feet (the “Premises”), in that certain building located at located at 825 Industrial Road, San Carlos, California (the “Building”), comprised of the entire fifth floor of the Building, commonly known as Suite 500, and the entire sixth floor of the Building, commonly known as Suite 600. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Prior to the date hereof, Landlord caused the Building to be re-measured and pursuant to such re-measurement, the rentable square footages of the Building and the Project have been modified.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, revise the rentable square footages of the Building and the Project to reflect the modified rentable square footages resulting from the re-measurement.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Defined Terms. Commencing on the Effective Date, the defined terms “Premises,” “Rentable Area of Premises,” “Rentable Area of Building,” “Rentable Area of Project,” “Tenant’s Share of Operating Expenses of Building,” and “Building’s Share of Project,” which are defined in the Original Lease, shall be deleted in their entirety and replaced with the following:

“Premises: A portion of the Building containing approximately 95,691 rentable square feet, consisting of (i) the entire 5th floor of the Building, commonly known as Suite 500, containing 49,474 rentable square feet, and (ii) the entire 6th floor of the Building, commonly known as Suite 600, containing approximately 46,217 rentable square feet, as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 95,691 sq. ft.”

“Rentable Area of Building: 274,626 sq. ft.”

“Rentable Area of Project: 522,729 sq. ft.”

“Tenant’s Share of Operating Expenses of Building: 34.84%”

“Building’s Share of Project: 52.54% sq. ft.”

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2.
California Accessibility Disclosure. The provisions of Section 42(q) of the Lease are hereby incorporated herein.
3.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
4.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
5.
Miscellaneous.
a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors in interest and assigns.
c.
Tenant acknowledges that Landlord’s business operations are proprietary to Landlord. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant Parties to hold confidential and not disclose to third parties, information concerning Landlord’s business operations, including but not limited to information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord.
d.
This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
e.
Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

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f.
Landlord and Tenant each warrant to the other that the person or persons executing this Second Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Second Amendment.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:

ARE-SAN FRANCISCO NO. 63, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,
managing member

By:

ARE-QRS Corp.,

a Maryland corporation,

general partner

By:  /s/ Kristen Childs

Name: Kristen Childs

Its: Vice President – Real Estate

TENANT:

ALLAKOS INC.,

a Delaware corporation

By: /s/ Adam Tomasi
Name: Adam Tomasi

Its: President

☒ I hereby certify that the signature, name, and title
above are my signature, name and title.

By: /s/ Robert Alexander
Name: Robert Alexander

Its: CEO

☒ I hereby certify that the signature, name, and title
above are my signature, name and title.

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